Exhibit 99.1

This Statement on Form 3 is filed jointly by Oaktree Acquisition Holdings, L.P.,
Oaktree Acquisition Holdings GP Ltd., Oaktree Capital Management, L.P., Oaktree
Holdings, Inc., Oaktree Capital Group, LLC and Oaktree Capital Group Holdings
GP, LLC. The principal business address of each of these reporting persons is
333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

Name of Designated Filer: Oaktree Acquisition Holdings, L.P.

Date of Event Requiring Statement: July 17, 2019

Issuer Name and Ticker or Trading Symbol: Oaktree Acquisition Corp. (NYSE:OAC)

    OAKTREE ACQUISITION HOLDINGS, L.P.

    By: Oaktree Acquisition Holdings GP Ltd.
    Its: General Partner

    By: Oaktree Capital Management, L.P.
    Its: Director

    By: /s/ Jordan Mikes
        -------------------------
    Name: Jordan Mikes
    Title: Senior Vice President

    OAKTREE ACQUISITION HOLDINGS GP LTD.

    By: Oaktree Capital Management, L.P.
    Its: Director

    By: /s/ Jordan Mikes
        -------------------------
    Name: Jordan Mikes
    Title: Senior Vice President

    OAKTREE CAPITAL MANAGEMENT, L.P.

    By: /s/ Jordan Mikes
        -------------------------
    Name: Jordan Mikes
    Title: Senior Vice President

    OAKTREE HOLDINGS, INC.

    By: /s/ Jordan Mikes
        -------------------------
    Name: Jordan Mikes
    Title: Senior Vice President

    OAKTREE CAPITAL GROUP, LLC

    By: /s/ Jordan Mikes
        -------------------------
    Name: Jordan Mikes
    Title: Senior Vice President

    OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

    By: /s/ Jordan Mikes
        -------------------------
    Name: Jordan Mikes
    Title: Senior Vice President